Exhibit 10.16

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: September 14, 2021	Principal Amount: $ 20,000.00

Note No. CPN-

CONVERTIBLE PROMISSORY NOTE

This CONVERTIBLE PROMISSORY NOTE (the “Note” and, collectively with the other Convertible Promissory Notes issued by the Company pursuant to the Convertible Note Purchase Agreement the “Notes”) is issued by LA ROSA HOLDINGS CORP., a Nevada corporation (the “Company” or “Borrower”), having its principal place of business at 1420 Celebration Boulevard, Suite 200, Celebration, Florida 34747, will be due and payable by the Company upon the earlier of: (i) the date that the Company’s common stock, $0.0001 par value per share (“Common Stock”) becomes listed for trading on a national securities exchange (including the Nasdaq), or (ii) July 6, 2022 (the “Maturity Date”). This Note is offered and issued pursuant to the Convertible Note Purchase Agreement dated September 14, 2021 (the “Agreement”) which is incorporated herein by reference as if set out in full and is made a part hereof, and if there is any conflict between the terms of this Note and the Agreement, the terms of the Agreement shall govern. Terms not defined in this Note shall have the definitions ascribed to them in the Agreement.

FOR VALUE RECEIVED, the Company promises to pay to Sonia Fuentes-Blanco, or its registered assigns and successors (the “Holder”) in accordance with the Agreement and the terms hereof the principal sum of $20,000.00 (“Principal Amount”) plus all of the accrued interest noted herein and all other amounts owing pursuant to the terms of the Agreement and this Note on the Maturity Date or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. All payments under or pursuant to this Note shall be made without setoff, counterclaim or other defense, in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Agreement or at such other place as the Holder may designate from time to time in writing to the Company or by wire transfer of funds to the Holder’s account as instructed in writing by the Holder. All payments received by the Holder will be applied first to any expenses to which it is entitled, then to accrued Interest (and/or Default Interest), and any remainder applied to the unpaid principal amount. Whenever any payment hereunder is due on a day other than a Business Day, such payment will be made on the immediately following Business Day. Upon payment in full of the outstanding principal balance of this Note and all accrued and unpaid Interest thereon and other contractual and debt obligations hereunder (“Obligations”) or upon the conversion of all Obligations hereunder, this Note will be automatically cancelled. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

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EXHIBIT A

Section 2. Interest.

(a)       Interest. This Note shall bear annual interest at the rate of eighteen percent (18.0%) until it is paid in full (“Interest”). For purposes of this Note, the term “Interest” shall include Default Interest where the context so requires.

(b)       Default Interest Rate. Following the occurrence of an Event of Default under Section 8 hereof, the unpaid principal amount of this Note shall accrue interest at an annual interest rate of twenty percent (20%) (the “Default Interest Rate” being “Default Interest”).

(c)       Prepayment or Payment at Maturity. Except as provided for herein upon the occurrence of an Event of Default, the Company may prepay any portion of the principal amount, plus all accrued and unpaid Interest and all other Obligations of this Note, or repay the Obligations of this Note at Maturity, without premium or penalty and without the prior written consent of the Holder.

Section 3. Conversion.

(a)       Mandatory Conversion. Prior to the Maturity Date, the Note shall convert automatically, without the need for action on the part of any party, into shares of the Company’s Common Stock on the date of the closing of the Company’s initial public offering (“IPO”) of its Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (“Conversion Date”) at a price per share equal to the IPO share purchase price to the public multiplied by 0.80 (“Mandatory Conversion Price”). Shares that are issued pursuant to this Sections 3(a) are referred to herein as the “Conversion Shares.”

(b)       Mechanics of Conversion.

(i)       Delivery of Certificate Upon Conversion: Payment of Transfer Taxes. Not later than three (3) Business Days after the Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares. If Conversion Shares are to be issued in the name of a Person other than the present Holder, the Holder will pay all transfer taxes payable with respect thereto and will deliver the Note for cancellation. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. In lieu of issuing fractional Conversion Shares upon conversion of all or any portion of this Note, the Company shall pay cash in an amount equal to the product of the then applicable Conversion Price Per Conversion Share and the number of fractional shares that would otherwise be issuable hereunder. If less than all of the outstanding principal amount of this Note is converted pursuant to the terms of the Agreement and this Note, the Company will additionally deliver to the Holder an amended and restated Note, containing an original principal amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Note and otherwise in form and substance reasonably satisfactory to the Holder. Upon the conversion of this Note, all rights of the Holder, except the right to receive the Conversion Shares in accordance with the Agreement and this Note, will cease as to that portion of the Note so converted and this Note will no longer be deemed to be outstanding as to that portion of the Note so converted.

(ii)       Failure to Deliver Certificates. The Company covenants and agrees that all shares of Common Stock which may be issued upon the conversion of this Note will, upon issuance by the Company, be duly authorized, validly issued, fully paid and non-assessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto. The Company further covenants and agrees that, from and after the Original Issue Date and through the Maturity Date, the Company will at all times have authorized, and reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, a sufficient number of shares of Common Stock to provide for the conversion of this Note. If, upon conversion pursuant to Section 3(a), such Conversion Share certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company.

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EXHIBIT A

(iii)       Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.

(c)       Adjustment. The number of Conversion Shares issuable upon conversion of this Note or any portion thereof (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note or any portion thereof) and the Conversion Price Per Share therefor are subject to adjustment upon the occurrence of any of the following events between the Original Issue Date and the date that all Obligations hereunder are repaid or this Note is converted into Conversion Shares:

(i)       The Conversion Price Per Share of this Note will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding Conversion Shares.

(ii)       In case of any reorganization, reclassification or similar event involving the Company (or of any other corporation the stock or other securities of which are at the time receivable on the conversion of this Note) after the Original Issue Date, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge with another entity, then, and in each such case, the Holder, upon the conversion of this Note at any time after the consummation of such reorganization, consolidation or merger, will be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation or merger if the Holder had converted this Note immediately prior thereto, subject to further adjustment as provided in this Note, and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) will be made in the application of the provisions in this Section with respect to the rights and interests thereafter of tire Holder, to the end that the provisions set forth in this Section will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note. The successor or purchasing corporation in any such reorganization, consolidation or merger (if other than the Company) will duly execute and deliver to the Holder a supplement hereto reasonably acceptable to the Holder acknowledging such entity’s obligations under this Note and, in each such case, the terms of the Note will be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation or merger.

(iii)       In case all the authorized Conversion Shares of the Company is converted, pursuant to the Company’s Amended and Restated Articles of Incorporation, into other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the “Termination Date”), will receive, in lieu of the number of Conversion Shares that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Conversion Shares”), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had converted this Note with respect to the Former Number of Conversion Shares immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

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EXHIBIT A

(iv)       The Company will, at its expense, cause an authorized officer promptly to prepare a written certificate showing each adjustment or readjustment of the Conversion Price Per Share or the number of Conversion Shares or other securities issuable upon conversion of this Note and cause such certificate to be delivered to the Holder in accordance with the notice provisions of the Agreement. The certificate will describe the adjustment or readjustment and include a description in reasonable detail of the facts on which the adjustment or readjustment is based. The form of this Note need not be changed because of any adjustment in the Conversion Price Per Share or in the number of Conversion Shares issuable upon its conversion.

Section 4. Tax Treatment. The Holder and the Company agree to treat this Note and the Obligations evidenced hereby as “indebtedness” for federal, state, local and foreign tax purposes.

Section 5. Use of Proceeds. The Company shall use the proceeds of this Note as set forth in the Agreement.

Section 6. Ranking. The Obligations of the Company under this Note shall rank on a parity to all other existing indebtedness of the Company. Upon any Liquidation Event (as hereinafter defined), the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to any class of capital stock of the Company, an amount equal to the outstanding Principal Amount plus all accrued Interest thereon (if any) plus all expenses due hereunder. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 7. Security. This Note is unsecured.

Section 8. Events of Default.

(a)       “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)       any default in the payment of; (A) the Principal Amount of, or Interest on, this Note and other amounts owing to a Holder under this Note, as and when the same shall become due and payable (whether on a Conversion Date, or the Maturity Date or by acceleration or otherwise) which default is not cured within thirty (30) Business Days; or

(ii)       the Company shall fail to observe or perform any other covenant or agreement contained in the Note or the Agreement which failure is not cured, if possible to cure, within the earlier to occur of: (A) thirty (30) days after notice of such failure sent by the Holder or by any other Holder to the Company or (B) forty-five (45) days after the Company has become or should have become aware of such failure; or

(iii)       any representation or warranty made in this Note or the Agreement shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

(iv)       the Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into Conversion Shares or the failure to timely deliver the Conversion Shares as required by this Note or the Agreement; or

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EXHIBIT A

(v)       any default in the performance or observance of any material covenant, condition or agreement contained in the Agreement or any other document related to this transaction that is not covered by any other provisions of this Section; or

(vi)       at any time the Company shall fail to have a sufficient number of shares of Conversion Shares authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note; or

(vii)       unless otherwise approved in writing in advance by the Holder, a Change of Control shall be consummated by the Company. A “Change of Control” will occur, as determined in good faith by the Holder, when: (A) when a Person (or Persons acting as a group) acquires (by transfer or issuance) stock that, together with stock already owned by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (B) when any Person (or more than one Person acting as a group) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock; or (C) a majority of the members of the Company’s board of directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or (D) one unrelated Person (or more than one unrelated Person acting as a group) acquires within a 12-month period, assets (including stock or other assets) from the Company’s business that have a total gross fair market value equal to 40% or more of the total gross fair market value of all of the assets of the business immediately before such acquisition or acquisitions; or

(viii)       the Company shall: (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (B) make a general assignment for the benefit of its creditors; (C) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (D) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (E) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (F) take any action to dissolve its corporate existence, wind up its operations or liquidate its assets; (G) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (H) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(ix)       a proceeding or case shall be commenced in respect of the Company, without its application or consent, in any court of competent jurisdiction, seeking: (A) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (B) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company; or (C) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (A), (B) or (C) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days.

(b)       Remedies Upen Event of Default. Upon the occurrence of any Event of Default, the Company shall, as promptly as possible but in any event within one (1) Business Day of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 8(a) hereof under which such Event of Default has occurred. If Any Event of Default occurs:

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EXHIBIT A

(i)       as of the date of the Event of Default if there is no cure period, or on the date immediately following the last day of any cure period, the Default Interest Rate shall commence to accrue on the unpaid principal amount of this Note, which Default Interest shall be paid in cash to the Holder by the Company on the last Business Day of each of March, June, September and December; and,

(ii)       as of the date of the Event of Default if there is no cure period, or on the date immediately following the last day of any cure period, the Holder shall have the right, in its sole and absolute discretion, to declare all or any portion of the outstanding Principal Amount and all accrued and unpaid Interest and all expenses due hereunder immediately due and payable in cash without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition, upon the occurrence and during the continuation of an Event of Default, the Holder, in its sole and absolute discretion, may exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note or the Agreement and applicable law. No course of dealing or delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Upon the payment in full of all amounts owing hereunder (including, without limitation, principal, Interest, and all other amounts owing hereunder), the Holder shall promptly surrender this Note for cancellation to or as directed by the Company; and,

(iii)       take all other action under law or equity to enforce and collect the Obligations due hereunder in any order and in any manner as the Holder may determine in its sole discretion.

Section 9. Miscellaneous.

(a)       Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth in the Agreement (or such other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with the Agreement), its facsimile number or its email address, as applicable. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at such Holder’s address appearing on the books of the Company (or such other address as the Holder may specify for such purposes by notice to the Company delivered in accordance with the Agreement), such Holder’s facsimile number or email address, as applicable. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached to the Agreement prior to 5:30 p.m. (New York City, New York, time) on any date with receipt acknowledged, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City, New York time) on any Business Day with receipt acknowledged, (iii) the next Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or the fourth Business Day after mailing certified U.S. Mail, return receipt requested, postage prepaid, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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EXHIBIT A

(b)       Absolute Obligation, Except as expressly provided herein, no provision of this Note shall alter or impair the Obligations of the Company, which are absolute and unconditional, to pay the principal of, and accrued Interest and any expenses, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. The Company will not by amendment of its articles of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment. The Company shall not set-off any amounts due under this Note. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

(c)       Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company as set forth in the Agreement.

(d)       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted. Each party hereby irrevocably waives personal service of process and consents to process being served in any action or proceeding relating to the enforcement or interpretation of this Note by mailing a copy thereof via registered or certified U.S ..Mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e)       Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one (1) or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing and signed by the waiving party. The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, AND THE COMPANY AND THE HOLDER DO HEREBY WAIVE TRIAL BY JURY. The Company further acknowledges that the transaction of which this Note is a part is a commercial transaction, and to the extent allowed by applicable law, hereby waives its right to notice and hearing with respect to any prejudgment remedy which the Holder or its successors or assigns may desire to use.

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EXHIBIT A

(f)       Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate permitted by law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g)       Additional Provisions Regarding Remedies, Characterizations. Other Obligations. Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(h)       Next Business Dav. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i)       Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j)       Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Executed counterparts of this Note may be delivered by facsimile transmission or by delivery of a scanned counterpart in portable document format (PDF) by e-mail. The signatures in the facsimile or PDF data file will be deemed to have the same force and effect as if the manually signed counterpart had been delivered to the other party in person.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

COMPANY (AS BORROWER):

LA ROSA HOLDINGS CORP.

By:	/s/ Joseph Larosa
Joseph Larosa
Chief Executive Officer

HOLDER (AS LENDER):

[INSERT NAME]	Sonia Fuentes - Blanco

By:	/s/ Sonia Fuentes B.
Its: